Exhibit 99.1

Donaldson Reports Second Quarter Fiscal Year 2026 Sales and Earnings

Record second quarter sales of $896 million, up 3.0%
GAAP EPS of $0.78, Adjusted EPS of $0.83 on par with prior year second quarter record
Announced margin-accretive Facet acquisition, strengthening core filtration product portfolio
Fiscal 2026 sales, adjusted operating margin and adjusted EPS forecasted at all-time highs

MINNEAPOLIS (February 26, 2026) — Donaldson Company, Inc. (NYSE: DCI) (Donaldson or the Company), a global leader in technology-led filtration products and solutions, today reported second quarter fiscal 2026 generally accepted accounting principles (GAAP) net earnings of $92.5 million, compared with $95.9 million a year ago. Earnings per share (EPS)1 were $0.78 compared with second quarter fiscal 2025 EPS of $0.79. Second quarter fiscal 2026 results include $6.7 million of pre-tax, non-recurring net charges versus $6.6 million in the prior year. Excluding these items, adjusted second quarter results2,3 reflect net earnings of $97.5 million compared with $101.0 million in fiscal 2025, and EPS of $0.83, flat versus a year ago.

“This quarter, the Donaldson team delivered record sales, strengthened the foundation to meet strong customer demand in key, high-margin businesses and made further progress on our footprint optimization initiatives, despite near-term challenges.” said Tod Carpenter, chairman, president and chief executive officer. “We also made investments to drive sustainable growth as evidenced by our agreement to acquire Facet, which expands our core product portfolio with fuel and fluid filtration capabilities in durable end markets including Aerospace and Defense and Power Generation.

“Supported by our strong backlogs and expected improvement in operating performance in the second half of the year, we project record sales, operating margin and earnings in fiscal 2026. The Donaldson team is committed to solving our customers’ challenges through our technology-led solutions, strategically investing for our future, and generating long-term shareholder value.”
1 All EPS figures refer to diluted EPS.
2 Second quarter fiscal 2026 results include pre-tax charges of $2.9 million for restructuring and other, and $3.8 million of business development charges. Second quarter fiscal 2025 results include pre-tax charges of $2.2 million for restructuring and other, and $4.4 million of business development charges.
3 Adjusted figures are non-GAAP financial measures that excludes the impact of certain items not related to ongoing operations. The tables attached to this press release include a reconciliation of GAAP to non-GAAP measures.

Donaldson Company Reports Fiscal Second Quarter 2026 Earnings - Page 2 of 5
Second Quarter Operating Results

Sales of $896.3 million increased 3.0% compared with 2025 driven by favorable foreign currency translation and pricing benefits, partially offset by volume declines.

	Three Months Ended		Six Months Ended
	January 31, 2026		January 31, 2026
	Reported % Change	Constant Currency % Change	Reported % Change	Constant Currency % Change
Mobile Solutions segment
Off-Road	7.8%	4.1%	6.9%	4.4%
On-Road	(9.2)	(11.3)	(19.2)	(20.5)
Aftermarket	1.1	(1.9)	3.8	1.8
Total Mobile Solutions segment	1.6	(1.4)	3.1	1.0

Industrial Solutions segment
Industrial Filtration Solutions	7.2	4.6	4.4	2.5
Aerospace and Defense	(19.4)	(19.5)	(13.3)	(14.0)
Total Industrial Solutions segment	2.4	0.2	1.2	(0.4)

Life Sciences segment
Total Life Sciences segment	16.2	9.8	14.6	9.8

Total Company	3.0%	(0.1)%	3.5%	1.3%

Mobile Solutions segment (Mobile) sales increased 1.6% as pricing and currency translation more than offset volume declines. Off-Road sales increased 7.8% as a result of improving end-market conditions. On-Road sales decreased 9.2% due to lower global truck production. Aftermarket sales rose 1.1% from solid independent channel sales, partially offset by declines in the OE channel after comparing against strong order volume in the prior year.

Industrial Solutions segment (Industrial) sales rose 2.4% versus prior year as currency translation and pricing were partially offset by volume declines, particularly in Aerospace and Defense. Industrial Filtration Solutions (IFS) sales increased 7.2%, driven by robust growth in Power Generation new equipment sales. Aerospace and Defense sales decreased 19.4% due to sales timing.

Life Sciences segment (Life Sciences) sales increased 16.2% as a result of strong new equipment sales in Food and Beverage and Disk Drive, combined with benefits from currency translation.

Donaldson Company Reports Fiscal Second Quarter 2026 Earnings - Page 3 of 5
Gross margin was 33.5%, down versus 35.2% in 2025. Operating inefficiencies, including those related to production shifts to support higher demand in Power Generation within Industrial Solutions and costs associated with footprint optimization initiatives, were partially offset by higher pricing. Adjusted gross margin, excluding restructuring and other charges, was 33.7%.

Operating expenses as a percentage of sales were 20.2%, favorable by 50 basis points versus 20.7% in 2025, driven by cost optimization initiatives and expense discipline, partially offset by restructuring and other charges. Adjusted operating expenses as a percentage of sales were 19.7% compared with 20.0% a year ago.

Operating income as a percentage of sales (operating margin) was 13.2% versus 14.4% in 2025 as a result of the gross margin decline. Adjusted operating margin was 14.0%.

Interest expense was $7.7 million versus $5.9 million a year ago, primarily due to higher debt levels and higher average interest rates. Other income, net was $5.6 million compared with $5.4 million in 2025. The Company’s effective tax rate was 20.7%, favorable compared to 23.2% a year ago as a result of an increase in discrete tax benefits.

Year to date, Donaldson paid $69.3 million in dividends and repurchased 1.2% of its shares outstanding for $108.6 million.

During the quarter, the Company entered into a definitive agreement to acquire Facet, a provider of fuel and fluid filtration solutions for mission-critical applications, in an all-cash transaction valued at approximately $820 million. The acquisition is expected to close during the second half of fiscal year 2026.

Updated Fiscal 2026 Outlook

Adjusted full-year EPS is expected to be within a range of $3.93 and $4.01, compared with a previous range of $3.95 and $4.11 and excluding a $0.02 per share net charge recognized in the first half of 2026. Fiscal 2025 GAAP and adjusted EPS were $3.05 and $3.68, respectively. Sales are projected to increase 1% to 5% versus prior year, consistent with previous expectations, with currency translation and pricing each contributing one percentage point. Tariff impacts are forecast to be immaterial.

Mobile sales are expected to grow 2% to 6% year over year compared with flat to 4% growth previously, due to favorable currency translation. Off-Road sales are projected to grow mid-single digits as select end-market conditions improve following weakness in the prior year. On-Road sales are forecast to be flat as a result of muted global truck production. Aftermarket sales are expected to increase mid-single digits from continued market share gains and vehicle utilization rates.

Industrial sales are projected to be in a range of between -1% and 3% compared with 2025, below previous guidance of between 2% and 6% as a result of lower volumes. IFS sales are forecast to grow low-single digits with increases across several key businesses, including dust collection and Power Generation. Aerospace and Defense sales are expected to decrease mid-

Donaldson Company Reports Fiscal Second Quarter 2026 Earnings - Page 4 of 5
single digits versus 2025 due to project timing and after cycling against record levels in the prior year.

Life Sciences sales are expected to increase between 5% and 9% year over year, above previous guidance of 1% and 5% due to favorable currency translation combined with increased volume. Food and Beverage and Disk Drive sales are forecast to drive the growth versus 2025.

Adjusted 2026 operating margin is expected to be between 16.0% and 16.4%, down from previous guidance of between 16.2% and 16.8%, driven by gross margin. Fiscal 2025 operating margin was 13.4%, or 15.7% on an adjusted basis. The year-over-year improvement in operating margin is driven by gross margin expansion and operating expense leverage.

Interest expense is estimated to be approximately $26 million and other income is forecast to be between $17 million and $19 million. Donaldson projects a fiscal 2026 adjusted effective income tax rate of between 22% and 24%.

Capital expenditures are forecast to be between $60 million and $75 million and adjusted free cash flow conversion is expected to be in a range of 85% and 95%. Related to the anticipated closing of the Facet transaction, Donaldson does not anticipate repurchasing additional shares in the second half of the year. As such, full-year repurchases are expected to remain unchanged from the current year-to-date total of 1.2%.

Donaldson Company Reports Fiscal Second Quarter 2026 Earnings - Page 5 of 5

Miscellaneous

The Company will webcast its second quarter fiscal 2026 earnings conference call today at 9:00 a.m. CT. To listen to the webcast, visit the “Events & Presentations” section of Donaldson’s Investor Relations website (IR.Donaldson.com), and click on the “listen to webcast” option. The webcast replay will be available at approximately 12:00 p.m. CT today. Also available on the website is the Company’s supplemental quarterly earnings presentation.

Statements in this release regarding future events and expectations, such as forecasts, plans, trends and projections relating to the Company’s business and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are identified by words or phrases such as “will likely result,” “are expected to,” “will continue,” “will allow,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” “plan” and similar expressions. These forward-looking statements speak only as of the date such statements are made and are subject to risks and uncertainties that could affect the Company’s performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed. These factors include, but are not limited to, challenges in global operations; impacts of global economic, industrial and political conditions on product demand; impacts from unexpected events; effects of unavailable raw materials, significant demand fluctuations or material cost changes; inability to attract and retain qualified personnel; inability to meet customer demand; inability to maintain competitive advantages; threats from disruptive technologies; effects of highly competitive markets with pricing pressure; exposure to customer concentration in certain cyclical industries; inability to manage productivity improvements; inability to achieve commitments related to sustainability, results of execution of any acquisition, divestiture and other strategic transactions; vulnerabilities associated with information technology systems and security; inability to protect and enforce intellectual property rights; costs associated with governmental laws and regulations; impacts of foreign currency fluctuations; and effects of changes in capital and credit markets. These and other factors are described in Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2025. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. The results presented herein are preliminary, unaudited and subject to revision until the Company files its results with the United States Securities and Exchange Commission on Form 10-Q.

About Donaldson Company, Inc.

Founded in 1915, Donaldson (NYSE: DCI) is a global leader in technology-led filtration products and solutions, serving a broad range of industries and advanced markets. Diverse, skilled employees at over 150 locations on six continents partner with customers – from small business owners to R&D organizations and the world’s biggest OEM brands. Donaldson solves complex filtration challenges through three primary segments: Mobile Solutions, Industrial Solutions and Life Sciences. Additional information is available at www.Donaldson.com.

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	January 31,			January 31,
	2026	2025	Change	2026	2025	Change
Net sales	$896.3	$870.0	3.0%	$1,831.7	$1,770.1	3.5%
Cost of sales	596.5	564.1	5.7	1,203.1	1,144.6	5.1
Gross profit	299.8	305.9	(2.0)	628.6	625.5	0.5
Selling, general and administrative	162.5	159.2	2.1	332.1	325.3	2.1
Gain on sale of fixed assets	—	—	—	(9.3)	—	100.0
Research and development	18.6	21.2	(11.7)	37.8	43.9	(13.7)
Operating expenses	181.1	180.4	0.5	360.6	369.2	(2.3)
Operating income	118.7	125.5	(5.6)	268.0	256.3	4.5
Interest expense	7.7	5.9	29.0	14.8	11.4	30.4
Other income, net	(5.6)	(5.4)	5.2	(10.9)	(10.6)	3.9
Earnings before income taxes	116.6	125.0	(6.7)	264.1	255.5	3.3
Income taxes	24.1	29.1	(17.1)	57.7	60.6	(4.8)
Net earnings	$92.5	$95.9	(3.6)%	$206.4	$194.9	5.9%

Weighted average shares – basic	115.6	119.6	(3.3)%	115.8	119.8	(3.3)%
Weighted average shares – diluted	117.9	121.4	(2.9)%	117.8	121.7	(3.1)%

Net EPS – basic	$0.80	$0.80	(0.3)%	$1.78	$1.63	9.5%
Net EPS – diluted	$0.78	$0.79	(0.7)%	$1.75	$1.60	9.3%

Dividends paid per share	$0.30	$0.27	11.1%	$0.60	$0.54	11.1%
Note: Amounts may not foot due to rounding.

Donaldson Company, Inc.
Fiscal Second Quarter 2026 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	January 31,	July 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$194.4	$180.4
Accounts receivable, net	647.9	662.2
Inventories, net	555.8	513.6
Prepaid expenses and other current assets	128.9	105.5
Total current assets	1,527.0	1,461.7
Property, plant and equipment, net	645.3	644.5
Goodwill	504.1	493.6
Intangible assets, net	95.0	97.4
Other long-term assets	289.0	280.0
Total assets	$3,060.4	$2,977.2

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$—	$31.2
Current maturities of long-term debt	6.5	6.7
Accounts payable	348.8	368.6
Accrued employee compensation and related taxes	122.9	144.3
Income taxes payable	13.3	43.9
Other current liabilities	174.4	162.5
Total current liabilities	665.9	757.2
Long-term debt	674.3	630.4
Non-current income taxes payable	19.7	19.0
Deferred income taxes	10.9	10.5
Other long-term liabilities	114.5	106.6
Total liabilities	1,485.3	1,523.7

Total stockholders’ equity	1,575.1	1,453.5
Total liabilities and stockholders’ equity	$3,060.4	$2,977.2
Donaldson Company, Inc.
Fiscal Second Quarter 2026 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	January 31,
	2026	2025
Operating Activities
Net earnings	$206.4	$194.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	48.9	50.5
Deferred income taxes	0.8	(13.3)
Stock-based compensation expense	16.0	16.4
Gain on sale of fixed assets	(9.3)	—
Other, net	0.8	0.6
Changes in operating assets and liabilities	(105.2)	(85.8)
Net cash provided by operating activities	158.4	163.3

Investing Activities
Purchases of property, plant and equipment	(29.2)	(44.0)
Proceeds from sale of property, plant and equipment	10.8	0.1
Equity investment	—	(71.2)
Net cash used in investing activities	(18.4)	(115.1)

Financing Activities
Proceeds from long-term debt	40.0	55.0
Repayments of long-term debt	—	(20.0)
Change in short-term borrowings	(31.1)	10.7
Purchase of treasury stock	(111.2)	(81.6)
Payment of contingent consideration	—	(1.8)
Dividends paid	(69.3)	(64.6)
Exercise of stock options and other	40.1	13.8
Net cash used in financing activities	(131.5)	(88.5)
Effect of exchange rate changes on cash	5.5	(3.3)
Increase (decrease) in cash and cash equivalents	14.0	(43.6)
Cash and cash equivalents, beginning of period	180.4	232.7
Cash and cash equivalents, end of period	$194.4	$189.1
Donaldson Company, Inc.
Fiscal Second Quarter 2026 Earnings Press Release Schedules

CONSOLIDATED RATE ANALYSIS
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2026	2025	2026	2025
Gross margin	33.5%	35.2%	34.3%	35.3%
Operating expenses	20.2%	20.7%	19.7%	20.9%
Operating margin	13.2%	14.4%	14.6%	14.5%
Other income, net	(0.6)%	(0.6)%	(0.6)%	(0.6)%
Depreciation and amortization	2.7%	2.9%	2.7%	2.9%
EBITDA	16.6%	17.9%	17.9%	17.9%
Effective tax rate	20.7%	23.2%	21.8%	23.7%
Earnings before income taxes - Mobile Solutions	16.8%	17.4%	17.8%	17.9%
Earnings before income taxes - Industrial Solutions	11.9%	16.1%	12.2%	16.0%
Earnings (loss) before income taxes - Life Sciences	9.3%	(0.7)%	9.2%	(4.2)%
Cash conversion ratio	19.4%	74.4%	67.8%	61.2%

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2026	2025	2026	2025
Adjusted Rates
Gross margin	33.7%	35.2%	34.5%	35.4%
Operating expenses	19.7%	20.0%	19.8%	20.4%
Operating margin	14.0%	15.2%	14.8%	15.0%
Other income, net	(0.6)%	(0.6)%	(0.6)%	(0.6)%
Depreciation and amortization	2.7%	2.9%	2.7%	2.9%
EBITDA	17.3%	18.7%	18.0%	18.5%
Effective tax rate	20.9%	23.2%	21.8%	23.7%
Earnings before income taxes - Mobile Solutions	16.8%	17.4%	17.8%	17.9%
Earnings before income taxes - Industrial Solutions	11.9%	16.1%	12.2%	16.0%
Earnings (loss) before income taxes - Life Sciences	9.3%	(0.7)%	9.2%	(4.2)%
Cash conversion ratio	18.4%	70.7%	62.3%	58.9%
Note: Rate analysis metrics are computed by dividing the applicable amount by net sales, and cash conversion ratio reflects free cash flow divided by net earnings. Adjusted rates exclude the impact of certain items not related to ongoing operations. Adjusted rates are non-GAAP measures; see the Reconciliation of Non-GAAP Financial Measures schedule for additional information.

Donaldson Company, Inc.
Fiscal Second Quarter 2026 Earnings Press Release Schedules

SEGMENT DETAIL
(In millions)
(Unaudited)

	Three Months Ended January 31,			Six Months Ended January 31,
	2026	2025	Change	2026	2025	Change
Net sales
Mobile Solutions segment
Off-Road	$86.5	$80.2	7.8%	$181.1	$169.3	6.9%
On-Road	23.0	25.3	(9.2)	46.4	57.4	(19.2)
Aftermarket	447.1	442.0	1.1	927.4	893.2	3.8
Total Mobile Solutions segment	556.6	547.5	1.6	1,154.9	1,119.9	3.1

Industrial Solutions segment
Industrial Filtration Solutions	222.6	207.5	7.2	438.3	419.9	4.4
Aerospace and Defense	37.1	46.2	(19.4)	79.2	91.4	(13.3)
Total Industrial Solutions segment	259.7	253.7	2.4	517.5	511.3	1.2

Life Sciences segment
Total Life Sciences segment	80.0	68.8	16.2	159.3	138.9	14.6

Total Company	$896.3	$870.0	3.0%	$1,831.7	$1,770.1	3.5%

Earnings (loss) before income taxes
Mobile Solutions segment	$93.7	$95.5	(1.9)%	$205.0	$200.2	2.4%
Industrial Solutions segment	31.0	40.9	(24.2)	63.2	81.9	(22.8)
Life Sciences segment	7.4	(0.5)	NM(1)	14.7	(5.8)	NM(1)
Corporate and unallocated	(15.5)	(10.9)	(42.2)%	(18.8)	(20.8)	9.6%
Total Company	$116.6	$125.0	(6.7)%	$264.1	$255.5	3.3%

Earnings (loss) before income taxes percentage
Mobile Solutions segment	16.8%	17.4%	(0.6)%	17.8%	17.9%	(0.1)%
Industrial Solutions segment	11.9%	16.1%	(4.2)%	12.2%	16.0%	(3.8)%
Life Sciences segment	9.3%	(0.7)%	10.0%	9.2%	(4.2)%	13.4%
Note: Earnings before income taxes percentage is calculated by dividing earnings before income taxes by net sales. Amounts may not foot due to rounding.
(1) NM = not meaningful
(1) NM = not meaningful
(1) NM = not meaningful
Donaldson Company, Inc.
Fiscal Second Quarter 2026 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, AS REPORTED
(Unaudited)

	Three Months Ended January 31, 2026
	TOTAL	U.S.(1)/CA(2)	EMEA(3)	APAC(4)	LATAM(5)
Mobile Solutions segment
Off-Road	7.8%	(7.5)%	21.6%	18.8%	5.9%
On-Road	(9.2)	(18.8)	16.2	(3.8)	(23.0)
Aftermarket	1.1	(2.2)	10.5	6.6	(6.7)
Total Mobile Solutions segment	1.6	(3.9)	12.9	8.1	(6.3)

Industrial Solutions segment
Industrial Filtration Solutions	7.2	(0.3)	19.5	6.2	5.8
Aerospace and Defense	(19.4)	(32.8)	37.2	(22.1)	N/A
Total Industrial Solutions segment	2.4	(8.8)	21.5	5.4	5.8

Life Sciences segment
Total Life Sciences segment	16.2	27.6	14.7	13.7	(0.6)

Total Company	3.0%	(4.7)%	16.0%	8.7%	(5.2)%

	Six Months Ended January 31, 2026
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	6.9%	(2.8)%	9.4%	22.2%	14.1%
On-Road	(19.2)	(30.5)	9.8	(6.6)	(50.0)
Aftermarket	3.8	2.0	7.5	6.5	1.0
Total Mobile Solutions segment	3.1	(0.8)	8.0	8.3	0.9

Industrial Solutions segment
Industrial Filtration Solutions	4.4	(2.2)	18.7	(0.7)	(5.4)
Aerospace and Defense	(13.3)	(24.8)	36.1	(10.0)	N/A
Total Industrial Solutions segment	1.2	(7.9)	20.7	(0.9)	(5.4)

Life Sciences segment
Total Life Sciences segment	14.6	25.6	11.9	13.5	(1.4)

Total Company	3.5%	(2.6)%	12.4%	7.6%	0.3%

Note: Amounts may not foot due to rounding.
(1) United States (U.S.)
(2) Canada (CA)
(3) Europe, Middle East and Africa (EMEA)
(4) Asia Pacific (APAC)
(5) Latin America (LATAM)
Donaldson Company, Inc.
Fiscal Second Quarter 2026 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, CONSTANT CURRENCY
(Unaudited)

	Three Months Ended January 31, 2026
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	4.1%	(7.5)%	9.4%	19.7%	4.8%
On-Road	(11.3)	(18.8)	3.7	(3.7)	(26.3)
Aftermarket	(1.9)	(2.3)	(0.6)	5.9	(8.8)
Total Mobile Solutions segment	(1.4)	(4.0)	1.5	7.7	(8.4)

Industrial Solutions segment
Industrial Filtration Solutions	4.6	(0.9)	13.7	5.4	(2.1)
Aerospace and Defense	(19.5)	(30.1)	23.0	(2.0)	N/A
Total Industrial Solutions segment	0.2	(8.5)	14.7	5.2	(2.1)

Life Sciences segment
Total Life Sciences segment	9.8	27.6	2.8	9.3	(3.4)

Total Company	(0.1)%	(4.6)%	6.1%	7.5%	(7.8)%

	Six Months Ended January 31, 2026
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	4.4%	(2.8)%	0.7%	24.0%	12.8%
On-Road	(20.5)	(30.5)	0.6	(5.8)	(51.5)
Aftermarket	1.8	2.0	(0.7)	7.3	(0.5)
Total Mobile Solutions segment	1.0	(0.8)	(0.4)	9.3	(0.7)

Industrial Solutions segment
Industrial Filtration Solutions	2.5	(2.5)	13.7	(0.4)	(9.6)
Aerospace and Defense	(14.0)	(23.4)	25.2	2.4	N/A
Total Industrial Solutions segment	(0.4)	(7.8)	15.0	(0.3)	(9.6)

Life Sciences segment
Total Life Sciences segment	9.8	25.6	2.9	10.4	(3.3)

Total Company	1.3%	(2.6)%	4.8%	7.7%	(1.5)%

Note: The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations. The Company calculates constant currency percentages by converting its current period local currency financial results using the prior period exchange rates and compares these adjusted amounts to its prior period reported results. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Second Quarter 2026 Earnings Press Release Schedules

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2026	2025	2026	2025
Net cash provided by operating activities	$33.0	$90.4	$158.4	$163.3
Net capital expenditures	(15.0)	(18.9)	(28.7)	(43.9)
Free cash flow	$18.0	$71.5	$129.7	$119.4

Net earnings	$92.5	$95.9	$206.4	$194.9
Income taxes	24.1	29.1	57.7	60.6
Interest expense	7.7	5.9	14.8	11.4
Depreciation and amortization	24.6	25.0	48.9	50.5
EBITDA	$148.9	$155.9	$327.8	$317.4

Adjusted net earnings	$97.5	$101.0	$208.2	$202.5
Adjusted income taxes	25.7	30.6	58.2	62.9
Interest expense	7.7	5.9	14.8	11.4
Depreciation and amortization	24.6	25.0	48.9	50.5
Adjusted EBITDA	$155.5	$162.5	$330.1	$327.3

Gross profit	$299.8	$305.9	$628.6	$625.5
Restructuring and other charges	2.2	0.6	4.2	1.7
Adjusted gross profit	$302.0	$306.5	$632.8	$627.2

Operating expense	$181.1	$180.4	$360.6	$369.2
Restructuring and other charges	(0.7)	(1.6)	(3.7)	(3.8)
Business development charges	(3.8)	(4.4)	(3.8)	(4.4)
Gain on the sale of fixed assets	—	—	9.3	—
Adjusted operating expense	$176.6	$174.4	$362.4	$361.0

Operating income	$118.7	$125.5	$268.0	$256.3
Restructuring and other charges	2.9	2.2	7.9	5.5
Business development charges	3.8	4.4	3.8	4.4
Gain on the sale of fixed assets	—	—	(9.3)	—
Adjusted operating income	$125.4	$132.1	$270.4	$266.2

Net earnings	$92.5	$95.9	$206.4	$194.9
Restructuring and other charges, net tax	2.1	1.7	5.9	4.2
Business development charges, net tax	2.9	3.4	2.9	3.4
Gain on the sale of fixed assets, net tax	—	—	(7.0)	—
Adjusted net earnings	$97.5	$101.0	208.2	$202.5

Donaldson Company, Inc.
Fiscal Second Quarter 2026 Earnings Press Release Schedules

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2026	2025	2026	2025
Diluted EPS	$0.78	$0.79	$1.75	$1.60
Restructuring and other charges per share	0.02	0.01	0.05	0.03
Business development charges per share	0.03	0.03	0.03	0.03
Gain on the sale of fixed assets per share	—	—	(0.06)	—
Adjusted diluted EPS	$0.83	$0.83	$1.77	$1.66

2026 Adjusted EPS Guidance
A reconciliation of the Company’s fiscal 2026 adjusted EPS guidance to fiscal 2026 GAAP EPS guidance is not included in this release due to the number of variables in the projected GAAP EPS range and the Company’s current inability to reasonably quantify certain amounts, such as restructuring or other charges, that would be included in the GAAP measure or the individual adjustments for such reconciliation.

Note: Although free cash flow, EBITDA, adjusted EBITDA, adjusted gross profit, adjusted operating expense, adjusted operating income, adjusted net earnings and adjusted diluted EPS are not measures of financial performance under GAAP, the Company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company’s ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. The adjusted basis presentation excludes the impact of certain matters not related to the Company’s ongoing operations. Management believes that the adjusted basis presentation reflects management’s performance in operating the Company and provides a meaningful representation of the performance of the Company’s core business and is useful to understanding its financial results. A shortcoming of these financial measures is that they do not reflect the Company’s actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Second Quarter 2026 Earnings Press Release Schedules